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                                                                   EXHIBIT 10.16





                      PHARMACEUTICAL DISCOVERY CORPORATION

                             1991 STOCK OPTION PLAN

                                    ARTICLE 1

                                     GENERAL

      1.1 Purpose. The purpose of this Pharmaceutical Discovery Corporation 1991 Stock Option Plan (the "Plan") is to provide for certain key employees of Pharmaceutical Development Corporation, a Delaware corporation (the "Company"), an incentive (1) to join and remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and its subsidiaries, and (iii) to acquire a proprietary interest in the success of the Company.

      1.2   Definition of Certain Terms.

            (a)   "Agreement" means an agreement issued pursuant to Section 2.1.

            (b)   "Board" means the Board of Directors of the Company.

            (c)   "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the committee appointed to administer the Plan in accordance with Section 1.3.

            (e) "Common Stock" means the shares of common stock, no par value per share, of the Company and any other shares into which such common stock shall thereafter be

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exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

            (f)   "Company" means Pharmaceutical Discovery Corporation.

            (g) "Optionee" means an employee of the Company who has been awarded any award under this Plan.

            (h) "Options" means any incentive stock options or "nonqualified" stock options, both as described in Section 1.5, granted under the Plan.

            (i) "Plan" means the Pharmaceutical Discovery Corporation 1991 Stock Option Plan.

            (j) "Termination With Cause," with respect to any Optionee, means termination by the Company of such Optionee's employment for: (i) misappropriation of corporate funds, (ii) conviction of a felony involving moral turpitude, (iii) willful violation of reasonable written directions of the Chief Executive Officer or the Board of Directors of the Company; or (iv) gross and willful misconduct, provided, however, that no discharge shall be deemed Termination With Cause under this clause (iv) unless such Optionee shall have first received written notice from the Chief Executive Officer or the Board of Directors of the Company advising such Optionee of the specific acts or omissions alleged to constitute such gross and willful misconduct, and such misconduct continues

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after such Optionee shall have had a reasonable opportunity to correct the misconduct so complained of.

      1.3   Administration.

      (a) (i) Subject to Section l.3(e), the Plan shall be administered by a committee of the Board which shall consist of not less than three directors and which shall have the power of the Board to authorize awards under the Plan. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

            (ii) No person shall serve as a member of the Committee if such person is then, or was at any time within one year prior thereto, eligible for selection as a person to whom awards may be granted under the Plan, or under any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The term "affiliate" as used in the preceding sentence means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, (i) controls the Company or
(ii) is controlled by, or is under common control with the Company.

      (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1, (iii) to prescribe, amend and

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rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

      (c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive.

      (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

      (e) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (ii) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

      1.4 Persons Eligible for Awards. Awards under the Plan may be made from time to time to such key employees of the Company as the Committee shall in its sole discretion select; provided, however, that an incentive stock option may not be granted to an individual who is not also a common law employee of the Company or one of its subsidiaries on the date of grant.

      1.5 Types of Awards Under Plan. Awards may be made under the Plan in the form of (a) stock options which may, in

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the Committee's discretion, be granted either as (i) "nonqualified" stock options subject to the provisions of section 83 of the Code, or (ii) "incentive stock options" described in section 422 of the Code, all as more fully described in Article 2.

      1.6   Shares Available for Awards.

      (a) Subject to Section 3.4 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Options may be outstanding under the Plan shall be equal to the excess (if any) of (i) 300 shares over (ii) the sum of (A) the number of shares subject to outstanding Options granted under the Plan, (B) the number of shares previously transferred pursuant to the exercise of Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, shares of Common Stock covered by Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan.

      (b) Shares of stock that shall be issued upon the exercise of Options awarded under the Plan shall be authorized and unissued or treasury shares of Common Stock.

      (c)   Without limiting the generality of the preceding provisions of this
Section 1.6, the Committee may, but solely with the Optionee's consent, agree to cancel any award of Options under the Plan and issue a new award in substitution

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therefor, provided that the award as so substituted shall satisfy all of the requirements of the Plan as of the date such new award is made.

                                   ARTICLE 2

                                 STOCK OPTIONS

      2.1   Agreements Evidencing Stock Options.

      (a) Options awarded under the Plan shall be evidenced by written agreements ("Agreements") which shall not be inconsistent with the terms and provisions of the Plan, and, in the case of incentive stock options, of section 422 of the Code, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise thereof as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including but not limited to the provisions of Section 1.3(d).

      (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.

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      (c)   Each Agreement shall set forth the amount payable by the Optionee to the Company upon exercise of the option evidenced thereby. The option exercise price of a "nonqualified" stock option shall not be less than 85% of the fair market value of a share of Common Stock on the date the option is granted, and in the case of an incentive stock option, the exercise price per share shall not be less than the fair marketvalue (determined by the Committee in its sole discretion) of a share of Common Stock on the date the option is granted.

      (d) An Option granted under this Plan shall be an incentive stock option only if the relevant Plan agreement by its terms (i) expressly sets forth the rule described in Sections 2.5 and 2.6 hereof, and (ii) expressly states that it is intended to qualify as an incentive stock option. Any Option granted under this Plan which does not satisfy the foregoing requirements of this Section 2.1(d) is intended to be a nonqualified option subject to the provisions of section 83 of the Code, and is intended not to qualify for incentive stock option treatment under section 422 of the Code.

      2.2 Term of Options. Each Agreement shall set forth the period during which the Option evidenced thereby shall be exercisable, whether in whole or in part, such periods to be determined by the Committee in its discretion; provided that, notwithstanding the foregoing or any other provision of

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the Plan, no Agreement shall permit a nonqualified option to be exercisable more than 10 years after the date of grant; provided further that, notwithstanding the foregoing or any other provision of the Plan, no Agreement shall permit an incentive stock option to be exercisable more than 10 years after the date of grant.

      2.3 Exercise of Options. Subject to the provisions of this Article 2, each Option granted under the Plan shall be exercisable as follows:

      (a) An Option shall become exercisable at such times and subject to such conditions as the applicable Agreement may provide.

      (b) Unless the applicable Agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.

      (c) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

      (d) Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee). As soon as

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practicable after receipt of such payment, the Company shall deliver to the
Optionee a certificate or certificates for the shares of Common Stock so purchased.

      2.4   Termination of Employment.

      (a) Except as the Agreement may otherwise provide, all Options granted to an Optionee (and not theretofore exercised) shall terminate within three months of the Optionee's termination of employment with the Company for any reason except for death.

      (b) Notwithstanding anything to the contrary in this Plan, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee's Agreement shall expire if such Optionee's employment with the Company is Terminated with Cause by the Company at any time.

      2.5 $100,000 Annual Limitation on Incentive Stock Options Exercisable During Any Calendar Year.

      (a) Subject to the further provisions of this Section 2.5, to the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to the provisions of this Section 2.5) are exercisable for the first time by any Optionee during any calendar year (under all plans of the Optionee's employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that are "nonqualified" stock options.

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      (b)   Fox purposes of Section 2.5(a), which shall be applied by taking options into account in the order in which they were granted, the fair market value of any stock shall be determined as of the time the option with respect to such stock is granted.

      (c) In applying the provisions of Section 2.5(a), there shall be taken into account solely (i) incentive stock options granted to an Optionee under this Plan, and (ii) incentive stock options granted to the Optionee after December 31, 1986 under all other stock option plans of the Optionee's employer corporation, and its parent or subsidiary corporations.

      (d) The foregoing provisions of this Section 2.5 shall in no way limit or restrict the aggregate fair market value of the stock which may become exercisable in any calendar year under nonqualified options granted under the Plan or under any other stock option plan of the Optionee's employer corporation, or its parent or subsidiary corporations.

      2.6   Special Rules for 10% Stockholders.

      Notwithstanding any provisions to the contrary, an incentive stock option may not be granted under this Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code)

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unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the fair market value of the shares subject to the incentive stock option and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date such incentive stock option is granted.

                                    ARTICLE 3

                                  MISCELLANEOUS

      3.1   Amendment of the Plan; Modification of Awards.

            (a) The Board may, without stockholder approval, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that no such amendment shall alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made. Furthermore, except as and to the extent otherwise permitted by Section 3.4, no such amendment shall, without stockholder approval:

                  (i) increase, beyond the amounts set forth in Section 1.6, the number of shares of Common Stock in respect of which awards may be granted;

                  (ii) change the designation in Section 1.4 of the class of persons eligible to receive awards under the Plan; or

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                  (iii) extend the term of the Plan beyond the period set forth in Section 3.12.

            (b) With the consent of the Optionee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Agreements with such Optionee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may be exercised and/or (ii) extend the scheduled expiration date of the award.

      3.2 Nonassignability. No right granted to any Optionee under the Plan or under any Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. During the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by the Optionee.

      3.3   Withholding Taxes.

            (a) The Company shall be entitled to withhold an amount sufficient to satisfy any federal, state and other governmental withholding tax requirements related thereto. Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

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      3.4   Adjustments Upon Changes in _Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock which may be transferred pursuant to the exercise of Options granted under the Plan may be appropriately adjusted (as the Committee may determine) for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any Options to purchase fractional shares of Common Stock resulting from any such adjustment may be eliminated. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      3.5 Right of Discharge Reserved. Nothing in this Plan or in any Agreement shall confer upon any employee or otherperson the right to continue in the employment or service of the Company or affect any right which the Company may have to terminate the employment or service of such employee or other person.

      3.6 No Rights as a Stockholder. No Optionee or other person exercising an Option shall have any of the rights

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of a stockholder of the Company with respect to shares subject to an option until the issuance of a stock certificate to the Optionee for such shares. Except as otherwise provided in Section 3.4, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      3.7   Nature of Payments.

            (a) Any and all payments of shares of Common Stock hereunder shall be granted, transferred or paid in consideration of services performed for the Company or for its subsidiaries by the Optionee.

            (b) All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any Pension, retirement, life insurance or other benefit plan of the Company or any subsidiary or (ii) any agreement between the Company or any subsidiary, on the one hand, and the Optionee, on the other hand.

      3.8 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be

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made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to (i) the persons to receive awards under the Plan, and (ii) the terms and provisions of awards under the Plan.

      3.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any subsidiary or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      3.10  Restrictions.

            (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

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            (b)   The term "Consent" as used herein with respect to any Plan
Action means (i) any and all listing, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

      3.11 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

      3.12  Effective Date and Term of Plan.

            (a) This Plan shall be deemed adopted and become effective upon the approval thereof by the Board; provided that, notwithstanding any other provision of this Plan, no award made under the Plan shall be exercisable unless the Plan is approved by (1) the express consent of shareholders holding at least a majority of the Company's voting Stock voting in person or by proxy at a duly held shareholders'

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meeting, or (2) the unanimous written consent of shareholders of the Company, within 12 months before or after the date the Plan is adopted.

            (b) The Plan shall terminate 10 years after the earlier of the date on which it is adopted or the date on which it is approved by shareholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

      3.13  Registration.

            The Company will use its best efforts to cause a registration statement with respect to the Common Stock issuable under the Plan, registering such shares pursuant to the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission, eighteen months after such time as the Company becomes a reporting corporation under Section 12 or 15 of the Securities Exchange Act of 1934, as amended.

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